Exhibit 4.3 ____________________________________________ SUPER MICRO COMPUTER, INC. and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION As Trustee ____________________________________________ First Supplemental Indenture Dated as of February 20, 2025 to the Indenture Dated as of February 27, 2024 ____________________________________________

FIRST SUPPLEMENTAL INDENTURE This FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of February 20, 2025, is by and between Super Micro Computer, Inc., a Delaware corporation (the “Company”) and U.S. Bank Trust Company, National Association, a national banking association, as trustee (the “Trustee”). Capitalized terms used in but not defined herein shall have the same meanings as provided in the Indenture (as defined below). RECITALS: WHEREAS, the Company and the Trustee have heretofore entered into that certain Indenture, dated as of February 27, 2024 (the “Indenture”), pursuant to which the Company issued $1,725,000,000 aggregate principal amount of the Company’s 0.00% Convertible Senior Notes due 2029 (the “Notes”); WHEREAS, (i) Section 8.01(A) provides that the Company may amend or supplement the Indenture or the Notes without the consent of any Holder to cure any ambiguity or correct any omission, defect or inconsistency in the Indenture or the Notes and (ii) Section 8.01(L) of the Indenture provides that Company and the Trustee may amend or supplement the Indenture or the Notes without the consent of any Holder to make any change to the Indenture or the Notes that does not, individually or in the aggregate with all other such changes, adversely affect the rights of the Holders, as such, in any material respect; WHEREAS, the Company desires to amend certain terms and provisions of the Indenture, as set forth in Article 2 of this First Supplemental Indenture; WHEREAS, this First Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company; WHEREAS, the execution of this First Supplemental Indenture is a condition to the effectiveness of that certain Waiver, Release and Covenant not to Sue dated, as of February 11, 2025 (the “Waiver”); WHEREAS, all conditions for the execution and delivery of this First Supplemental Indenture have been complied with or have been done or performed; WHEREAS, the Company desires to enter into an indenture (the “New Notes Indenture”) to be dated on or around the date hereof pursuant to which the Company intends to issue $700,000,000 aggregate principal amount of the Company’s 2.25% Convertible Senior Notes due 2028 (the “New Notes”); WHEREAS, it is a condition to the issuance of the New Notes that the Waiver has been executed by a specified percentage of beneficial owners of the Notes; WHEREAS, the Waiver has been executed by beneficial owners of approximately $1.64 billion aggregate principal amount (or approximately 95%) of outstanding Notes as of the date hereof, which satisfied the condition referenced in the immediately preceding recital; and NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders as follows: ARTICLE 1 DEFINITIONS

Section 1.01 Definitions. For all purposes of this First Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the capitalized terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular section hereof. ARTICLE 2 AMENDMENTS Section 2.01 Amendments to the Indenture. (A) Following the execution and delivery by the Company and the Trustee, this First Supplemental Indenture shall become effective; however, the terms hereof shall only become operative upon the effective date of the Waiver and the delivery by the Company to the Trustee of written notice of the effectiveness of the Waiver (the “Operative Time”). (B) Subject to and upon the occurrence of the Operative Time, Section 7.05 of the Indenture is hereby amended to state, in its entirety, the following: “Section 7.05. WAIVER OF PAST DEFAULTS. An Event of Default pursuant to clause (i), (ii), (iv) or (vi) of Section 7.01(A) (that, in the case of clause (vi) only, results from a Default under any covenant that cannot be amended without the consent of each affected Holder), and a Default that could lead to such an Event of Default, can be waived as to all Holders and all outstanding Notes only with the consent of each affected Holder or by any affected Holder with respect to itself and any Note (or any portion thereof) held by such Holder. Each other Default or Event of Default may be waived, on behalf of all Holders, by the Holders of a majority in aggregate principal amount of the Notes then outstanding. If an Event of Default is so waived, then it will cease to exist. If a Default is so waived, then it will be deemed to be cured and any Event of Default arising therefrom will be deemed not to occur. However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any right arising therefrom. For the avoidance of doubt, any waiver pursuant to this Section 7.05 will be subject to Section 8.04(D) and will bind any Note (or portion thereof) with respect to which such waiver is given.” (C) Subject to and upon the occurrence of the Operative Time, Section 8.02 of the Indenture is hereby amended to state, in its entirety, the following: “Section 8.02. WITH THE CONSENT OF HOLDERS. (A) Generally. Subject to Sections 8.01, 7.05 and 7.08 and the immediately following sentence, the Company and the Trustee may, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, amend or supplement this Indenture or the Notes or waive compliance with any provision of this Indenture or the Notes. Notwithstanding anything to the contrary in the foregoing sentence, but subject to Section 8.01, without the consent of each affected Holder, no amendment or supplement to this Indenture or the Notes, or waiver of any provision of this Indenture or the Notes, may: (i) reduce the principal, or extend the stated maturity, of any Note; (ii) reduce the Redemption Price or Fundamental Change Repurchase Price for any Note or change the times at which, or the circumstances under which, the Notes may or will be redeemed or repurchased by the Company;

(iii) reduce the rate, or extend the time for the payment, of Special Interest or Additional Interest on any Note; (iv) make any change that adversely affects the conversion rights of any Note; (v) impair the rights of any Holder set forth in Section 7.08 (as such section is in effect on the Issue Date); (vi) change the ranking of the Notes; (vii) make any Note payable in money, or at a place of payment, other than that stated in this Indenture or the Note; (viii) reduce the amount of Notes whose Holders must consent to any amendment, supplement, waiver or other modification; or (ix) make any direct or indirect change to any amendment, supplement, waiver or modification provision of this Indenture or the Notes that requires the consent of each affected Holder. For the avoidance of doubt, pursuant to clauses (i), (ii), (iii) and (iv) of this Section 8.02(A), no amendment or supplement to this Indenture or the Notes, or waiver of any provision of this Indenture or the Notes, may reduce the amount or change the type of consideration due on any Note (whether on an Interest Payment Date, Redemption Date, Fundamental Change Repurchase Date or the Maturity Date or upon conversion, or otherwise), or the date(s) or time(s) such consideration is payable or deliverable, as applicable, without the consent of each affected Holder. (B) Holders Need Not Approve the Particular Form of any Amendment. A consent of any Holder pursuant to this Section 8.02 need approve only the substance, and not necessarily the particular form, of the proposed amendment, supplement or waiver.” (D) All references to Section 7.05 of the Indenture shall mean Section 7.05 as amended by this First Supplemental Indenture. (E) All references to Section 8.02 of the Indenture shall mean Section 8.02 as amended by this First Supplemental Indenture. ARTICLE 3 MISCELLANEOUS Section 3.01 Effectiveness; Construction. This First Supplemental Indenture shall become effective upon its execution and delivery by the Company and the Trustee as of the date hereof; provided, that the amendments in Article 2 shall not become effective until the occurrence of the Operative Time. Upon the effectiveness of the Operative Time, the Indenture shall be supplemented in accordance herewith. Section 3.02 Severability. In the event any provision of this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired. Section 3.03 Modification, Amendment and Waiver. The provisions of this First Supplemental Indenture may not be amended, supplemented, modified or waived, unless otherwise provided in the Indenture, except by the execution of a supplemental indenture in compliance with Article 8 of the Indenture, as modified by this First Supplemental Indenture. Section 3.04 Ratification of Indenture; First Supplemental Indenture Part of the Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby. Section 3.05 Governing Law; Waiver of Jury Trial. THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS FIRST SUPPLEMENTAL INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED BY THIS FIRST SUPPLEMENTAL INDENTURE OR THE NOTES. Section 3.06 Trustee Makes No Representation. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture. The recitals and statements contained in this First Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. Section 3.07 Multiple Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission shall be deemed to be their original signatures for all purposes. Section 3.08 Headings. The titles and headings of the articles and sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof. Section 3.09 Successors. All agreements of the Company in this First Supplemental Indenture shall bind its successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors. Section 3.10 No Security Interest Created. Nothing in this First Supplemental Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction. Section 3.11 Submission to Jurisdiction. Section 11.07 of the Indenture is hereby incorporated herein by reference, mutatis mutandis.

[Signature Page to First Supplemental Indenture] IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written. SUPER MICRO COMPUTER, INC. By: /s/ David Weigand_______________________________ Name: David Weigand Title: Senior Vice President, Chief Financial Officer

[Signature Page to First Supplemental Indenture] U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE By: /s/ Jocelyn L. Jerin_______________________________ Name: Jocelyn L. Jerin Title: Assistant Vice President